As filed with the Securities and Exchange Commission on December 31, 1997
                           Registration No. 333-39629

                     U.S. Securities and Exchange Commission
                                Washington, D.C.
                                 --------------
                               AMENDMENT NO. 1 to
                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                OMNI DOORS, INC.
      (Exact name of small business registrant as specified in its charter)

             Florida                      3442                    59-2549529
  (State or jurisdiction of     (Primary Standard Industrial   (I.R.S. Employer
in corporation or organization) Classification Code Number) Identification No.)


      16910 Dallas Parkway, Suite 100, Dallas, Texas 75248, (972) 248-1922.
          (Address and telephone number of principal executive offices)

Kevin B. Halter, 16910 Dallas Parkway,Suite 100, Dallas, TX 75248, (972)248-1922
           ( Name, address and telephone number of agent for service)

                                   Copies to:
                             Richard Braucher, Esq.
                         16910 Dallas Parkway, Suite 100
                               Dallas, Texas 75248
                                 (972) 248-1922

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


Title of each class of          Amount to be       Proposed maximum offering   Proposed maximum            Registration Fee
securities to be registered     registered (1)     price per share (1)         aggregate offering price (1)

COMMON STOCK                    570,000 shares           $0.10                     $57,000                   $1778



Note: (1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             PRELIMINARY PROSPECTUS
                             (subject to completion)

                                OMNI DOORS, INC.

                  570,000 SHARES OF COMMON STOCK (NO PAR VALUE)

This Prospectus is being furnished by Millennia, Inc. a Delaware corporation whose stock is listed on the American Stock Exchange, (the "Parent") in connection with the distribution as a stock dividend (the "Distribution") of 570,000 shares of the common stock of Omni Doors, Inc. (the "Company") to the Parent's shareholders who are shareholders of record on January __, 1998 (the "Record Date"). Based on the fact that there are currently 2,275,635 shares of common stock of the Parent issued and outstanding, each shareholder of the Parent will receive one share of the Common Stock for every four shares of Millennia Inc. owned on the Record Date. The Distribution will result in approximately 5% of the issued and outstanding Common Stock of the Company being distributed to holders of the Parent's common stock on a prorata basis. Neither the Company nor Millennia, Inc. will receive any proceeds from the Distribution.

There is no current public market for the Common Stock. The Company expects that the Common Stock will be traded on the over-the-counter market maintained by members of the National Association of Securities Dealers, Inc. (the "OTC Bulletin Board") after this Registration Statement is declared effective.

                           ---------------------------

AN INVESTMENT IN THE SECURITIES OFFERED HEREBY IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 4 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK.

                         -------------------------------


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                          Price to Public (1)       Proceeds to the Company(2).

Per Share ..................   $ 0.10                         None
Total ........................ $57,000                        None

(1)  Estimated in accordance with Rule 457.
(2) All expenses (estimated to be $10,000) associated with this offering will be paid by the Company.



                     The date of this Prospectus is January___, 1998.

CAUTION  REGARDING  FORWARD-LOOKING  INFORMATION

This prospectus contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or management as well as assumptions made by and information currently available to the Company or management. When used in this document, the words "anticipate," "believe," "estimate," "expect, " and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.


                               PROSPECTUS SUMMARY

The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Prospectus, which should be read in its entirety.


Distributing Company            Millennia, Inc. (the "Parent"), a Delaware corporation whose stock  is  listed  on  the  American  Stock  Exchange,  is a
                                diversified   management   company   engaged,   through  its
                                subsidiaries and/or investee companies,  in the assembly and
                                distribution  of  industrial   metal  doors,   investing  in
                                ownership  interests in oil and natural gas properties,  and
                                as  an  originator  and   distributor  of  home  video  tape
                                programs.

Distributed Company             Omni Doors,  Inc. (the  "Company") is a Florida  corporation which  is a  wholly-owned  subsidiary  of  the  Parent.  The
                                Company is a  distributor  of  commercial  industrial  metal doors and  frames in the South  Florida  area.  The  Company offers its  products  and  services to building  contractors constructing  projects  such  as  hotels  and  motels,  self storage facilities and other construction projects requiring industrial doors. See "Business."

Shares to be Distribute         570,000 shares of the Company's  Common Stock. No fractional shares  will be  distributed.  The shares to be  distributed constitute  approximately  5% of the issued and  outstanding shares of Common Stock of the Company.

Distribution Ratio              Each shareholder of the Parent will receive one share of the
                                Common  Stock of the  Company  for every four  shares of the
                                Parent's  common stock held on the Record  Date.  This ratio was  selected to achieve the Parent's  goal of  distributing approximately 5% of its ownership position in the Company to its shareholders as a dividend.

Fractional Share Interests      No fraction  of a share of Common  Stock will be issued as a result of the  Distribution.  All  fractional  shares  which would otherwise be issuable as a result of the  Distribution will  be  rounded  up to the  nearest  whole  share  and the shareholder  will be issued one full share in lieu  thereof.
                                See "The Distribution--Manner of Effecting the Distribution."

Trading Market                  OTC Bulletin Board (Registrant will apply as soon as this
                                Registration Statement is effective.)

Distribution Agent and          Securities   Transfer   Corporation,   Dallas,   Texas.  The
Mailing Date                    Distribution Agent will mail share  certificates  commencing about ten days after the effective date of this Registration
                                Statement.

Record Date                     January  ___,  1998  (a  date to be  determined  after  this
                                Registration Statement is effective)

Tax Consequences                Shareholders  of the  Parent  will  be  considered  to  have received a taxable distribution equal to the market value of the Company's  shares  received.  See "The  Distribution  --
                                Federal Income Tax Consequences of the Distribution.

Risk Factors                    See  "Risk Factors"


THE COMPANY

Omni Doors, Inc., a Florida corporation (the "Company"), is still a small business although it started operating in 1985. The Company's business is to assemble and distribute industrial doors and frames in the South Florida region. It offers its products and services primarily to commercial builders and contractors in that area. The Company's principal sales office and warehouse facility is located in Pembroke Park, Florida and its administrative office is located at 16910 Dallas Parkway, Suite 100, Dallas, Texas 75248 and its telephone number is (972) 248-1922.


RISK FACTORS

IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS, THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE COMMON STOCK.


LACK OF PROFITABILITY

Although the Company has been in business since 1985 it had a net loss from operations through September 30, 1997 of more than $5,200. The Company had positive working capital of $161,840 and shareholder's equity of $175,993 at the same date. From the Company's inception, the Parent has advanced $172,463 to the Company for working capital. In 1996 the Parent agreed to convert these advances payable to contributed capital; if it had not done so the Company's working capital would have been a negative number and shareholder's equity would have been nominal (less than $4,000).

The Company's operations are still subject to all of the risks inherent in the establishment of a new business enterprise, including the lack of a profitable operating history and the inability to obtain capital from non-related parties. The likelihood of success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishment of a new business. There can be no assurance that future operations of the Company will be profitable . Future revenues and profits , if any, will depend upon numerous factors, many of which are beyond the control of the Company's management including general economic conditions and the cyclical nature of the construction industry.

ECONOMIC AND INDUSTRY CONDITIONS  - GEOGRAPHIC CONCENTRATION

Demand for the Company's services is likely to be affected by general economic conditions in South Florida, where virtually all of the Company's current customers are located. The demand for its products and services is likely to remain dependent on the continuing growth and expansion of the construction industry in that area. This industry is influenced significantly by economic conditions, including the behavior and confidence of contractors and real estate investors, new construction starts, interest rates and the availability of credit. The Company anticipates that its sales and operating results may fluctuate significantly from time to time as a result of these factors. See "Business."

HIGHLY COMPETITIVE INDUSTRY AND GOVERNMENT REGULATION

The industry in which the Company operates is highly competitive and includes a large number of distributors of its product. Certain of the Company's competitors have greater sales volume and greater financial resources than the Company. Competition occurs in the areas of style, quality, functionality, service, design and price. Competition could adversely affect the Company's operating results by forcing it to reduce its sale prices, offer enhanced credit arrangements including longer payment terms, increase customer discounts or provide enhanced services not now offered. No assurance can be given that the Company will be able to compete successfully. The Company's operations are affected, at least in Dade County, Florida, by building codes which set forth standards which must be attained with reference to the quality of materials, in this case the garage doors, which can be used in original and replacement construction. The products which the Company sells meets those building code standards.


DEPENDENCE ON KEY PERSONNEL; CONTROL BY PARENT

The Company's future success will depend in large part upon the continued services of its key personnel. Given the Company's operating history, the Company's future success will also be dependent upon its ability to attract and retain qualified personnel to develop and expand its operations. No assurance can be given that the Company will be able to retain its current personnel and that it will be able to obtain the services of the personnel necessary for the Company's growth and success.

The Company, after the distribution of the stock dividend contemplated herein, will be owned 95% by the Parent. Accordingly, the Parent will determine the composition of the Company's Board of Directors and thereby control the affairs of the Company. This fact may affect the Company's future growth and development, as well as the marketability and price of its stock.

PENNY STOCK REGULATIONS - RESTRICTIONS ON MARKETABILITY

The Securities and Exchange Commission ( the "Commission") has adopted regulations which generally define"penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. The Company's securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealers must make a special suitability determination for the purchaser and receive the purchaser's written agreement of the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities in the secondary market. Accordingly, market makers may be less inclined to participate in marketing the Company's Common Stock, which may have an adverse impact on the liquidity of the Common Stock.

LACK OF PRIOR PUBLIC MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

Prior to the Distribution, there has been no public market for the Company's common stock. There can be no assurance that an active public market will develop or be sustained for the Common Stock. The Company believes that such factors as investor perceptions of the Company, quarterly variations in the Company's financial results, announcements regarding operations of the Company and developments affecting the Company, its market or products and services could cause significant fluctuations in the market price of the Common Stock. In addition, the stock market in general has recently experienced price and volume fluctuations which appear to be unrelated to the operating performance of individual companies. Broad market fluctuations may adversely affect the market price of the Common Stock.


FLUCTUATIONS IN PRICES OF RAW MATERIALS AND SUPPLIES

The Company is dependent upon Republic Builders Products ("Republic") for a large part of its products (although it is not the exclusive distributor for Republic in the South Florida area) and, therefore, is subject to any fluctuations in the prices of its raw materials and supplies which Republic may cause. Republic is not affiliated with the Company in any manner and the Company has no control over this risk factor. No assurances can be given that prices for these raw materials and supplies will not increase significantly in the future, which could diminish the Company's profit margin. If the economy improves, demand for raw materials may increase, which could adversely affect the prices charged to the Company..


SHARES ELIGIBLE FOR FUTURE SALE AS A RESULT OF THIS DISTRIBUTION

The shares of Common Stock owned by the parent are deemed "restricted securities" under the Securities Act of 1933, as amended, and in the future may be sold under Rule 144 which provides, in essence, that a person holding restricted securities for a period of at least one year may sell every three months, in brokerage transactions and/or market maker transactions, an amount equal to the greater of :(a) one percent (1%) of the Company's issued and outstanding Common Stock ; or (b) the average weekly trading volume of the Common Stock during the four calendar weeks prior to such sale.

Prior to this distribution the shares covered by this distribution were not for sale. Upon the effectiveness of this Registration Statement all 570,000 shares will be freely tradeable. No prediction can be made as to the effect, if any, that sales of Common Stock or the availability of such shares for sale will have on the market price. Nevertheless, the possibility that substantial amounts of Common Stock may be sold in the public market may adversely affect prevailing market prices for the Common Stock .

COMPANY'S LACK OF ANY NET LOSS CARRYFORWARDS

Because the Company is a component of the consolidated tax returns of its Parent, it has no separate net operating loss carryforwards available to offset future taxable income. In the event that the Company becomes ineligible to be included in the consolidated tax returns of its Parent, the Company may have to pay federal income taxes on virtually all of its future taxable income, if any, without reduction for the losses which may have occurred prior to that time.

ANTI-TAKEOVER PROVISIONS

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of Common Stock. After the completion of the Distribution, there will be 11,400,000 shares of Common Stock issued and outstanding. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares , without shareholder approval, for any purpose deemed to be in the best interest of the Company. This authority could impede any merger, consolidation, takeover or other business combination involving the Company or discourage a potential acquirer from making a tender offer or otherwise attempting to acquire control of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company. See "Description of Common Stock."



                              PLAN OF DISTRIBUTION

Reasons for the Distribution

The Board of Directors of Millennia, Inc. has determined that it is in the best interest of that company and its shareholders to make the Distribution in the manner described herein. The Parent is a diversified management company engaged, through its subsidiaries, in various unrelated businesses. The Distribution will result in the Company being a separate publicly held company. The Parent's Board of Directors believes that the Distribution will allow investors to better evaluate the Company and its future prospects independently, enhancing the likelihood that it will achieve appropriate market recognition regarding its own performance and potential. The Parent's Board of Directors also believes that, by distributing the Common Stock of the Company to the Parent's shareholders, the potential for increasing the long-term value of each shareholder's investment in the Parent will be enhanced. In addition, the Company may expand its business through acquisitions of existing businesses (although at the present time none are specifically contemplated) and the Boards of Directors of the Parent and the Company believe that having a public market for the Common Stock will allow the Company to more readily make such acquisitions in the future by structuring them as stock transactions.

Manner of  Effecting  the Distribution

The Parent will effect the Distribution on the Record Date by delivering shares of the Company's Common Stock to Securities Transfer Corporation as the distribution agent (the "Distribution Agent") for distribution to holders of record of the Parent's common stock on the Record Date. The distribution will be made on the basis of one share of the Common Stock for every four shares of the Parent's common stock owned on the Record Date, based on the fact there are currently 2,275.635 shares of the Parent's common stock issued and outstanding. This ratio was selected in order to achieve the Parent's goal of distributing approximately 5% of its ownership position in the Company to the Parent's shareholders as a dividend. All such shares of the Common Stock will be fully paid and nonassessable and the holders thereof will not be entitled to preemptive rights. See "Description of Common Stock".

 The Distribution Agent will begin to mail certificates representing shares of Common Stock, registered in the name of each shareholder(s) of record on the Record Date, which are being distributed to the Parent's shareholders about ten days after the effective date of this Registration Statement.

No certificates or scrip representing fractional shares of Common Stock will be issued as part of the Distribution. All fractional shares will be rounded up to the nearest whole share and the stockholder who would otherwise be entitled to a fraction of a share will be issued one full share in lieu thereof.

No  holder  of the  Parent's  common  stock  will  be  required  to  submit  any documentation to the Distribution Agent or to pay any cash or other consideration for the shares of Common Stock received in the Distribution or to surrender or exchange any shares of the Parent's common stock in order to receive shares of the Common Stock. The distribution will not affect the number of, or rights attaching to, outstanding shares of the Parent's common stock.


Listing and Trading of  the Common Stock

The Company expects that the Common Stock will be traded on the OTC Bulletin Board. shortly after this Registration Statement is declared effective. The Company will take steps to accomplish this as soon as this Registration Statement becomes effective. Shares of Common Stock distributed to the Parent's shareholders will be freely transferable, except for share received by persons who may be deemed to be "affiliates" of the Company under the Securities Act. Persons who may be deemed to be affiliates of the Company after the Distribution include individuals or entities that control, are controlled by or under common control with the Company, and may include directors and principal executive officers of the Company, as well as any stockholder owning 5% or more of the total stock issued and outstanding. Persons who are affiliates of the Company will be permitted to sell their shares of Common Stock only pursuant to an effective registration statement under the
Securities Act or an exemption from the registration requirements of the Securities Act which is applicable to them. In addition to the four individuals listed as directors and executive management of the Company (see "Management"), Halter Capital Corporation and Digital Communications Technology Corporation are affiliates of the Company. Halter Capital Corporation currently owns approximately 14% of the stock of Millennia, Inc. and Digital Communications
Technology Corporation currently owns approximately 33% of the stock of Millennia, Inc. After the Distribution the Company is expected to have approximately 1500 shareholders.


Federal Income Tax Consequences of  the Distribution

Millennia , Inc. has received the opinion of Richard Braucher, Esq., counsel to the Company and the Parent, regarding the federal income tax consequences of the Distribution under the Internal Revenue Code, as amended (the "Code"). The opinion generally provides as follows:

(i) Each shareholder of the Parent will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of the Parent then owned by the shareholder.

(ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period for the Common Stock will begin on the Record Date. The stockholder's basis in the common stock of the Parent will not be affected by the Distribution.

(iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

THE SUMMARY OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO STOCKHOLDERS WHO ARE NOT CITIZENS OR RESIDENTS OF THE UNITED STATES OF AMERICA OR WHO ARE OTHERWISE SUBJECT TO SPECIAL TREATMENT UNDER THE CODE. ALL STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE DISTRIBUTION TO THEM, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAXES.


Similar Distribution of Affiliate's Stock to the Same Shareholders

The Company's Parent, Millennia, Inc., has proposed a similar distribution of another subsidiary's stock as a dividend to its shareholders. Millennia Entertainment, Inc. (an affiliate of the Company because both are owned by the same corporation), a Delaware corporation all of whose issued and outstanding shares of stock are owned by Millennia, Inc., has filed a registration statement with the Commission describing the Parent's proposed dividend to its shareholders of one share of the common stock of Millennia Entertainment, Inc. for each four shares of Millennia, Inc. owned by the Parent's shareholders on the Record Date. It is anticipated that both distributions will be accomplished simultaneously but neither is conditioned on the other and they could occur independently of one another.


                           DESCRIPTION OF COMMON STOCK

The Company's Articles of Incorporation authorizes the issuance of 25,000,000 shares of the Common Stock, with no par value. Holders of Common Stock are entitled to one vote for each share owned on each matter submitted to a vote of the shareholders. After the closing of this Offering, there will be issued and outstanding 11,400,000 shares of Common Stock. The Company's Board of Directors has the legal authority to issue the remaining unissued authorized shares, without shareholder approval, for any purpose deemed to be in the best interest of the Company. Shares could be issued to deter or delay a takeover or other change of control of the Company.

All outstanding shares of Common Stock of record are fully paid, validly issued and nonassessable and the holders of Common Stock have no preemptive rights to subscribe for or to purchase any additional securities issued by the Company. Upon liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in the distribution of assets after payment of debts and expenses. There are no conversion, sinking fund or redemption provisions, or any restrictions on alienability with respect to the Common Stock.

The holders of the Common Stock are entitled to receive dividends, when and if declared by the Board of Directors, out of funds legally available therefor. See "Dividend Policy,"


Dividend Policy

The Company has never paid or declared any cash dividend on its Common Stock and does not intend to pay cash dividends on its Common Stock in the foreseeable future. The Company presently expects to retain its earnings, if any, to finance the development and expansion of its business. The payment by the Company of dividends, if any, on its Common Stock in the future is subject to the discretion of the Board of Directors and will depend on the Company's earnings, financial condition, capital requirements and other relevant factors.


Use of Proceeds

The Company will not receive any proceeds from the issuance and distribution of the shares of Common Stock covered by this Prospectus.



MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with the Company's financial statements and the notes associated with them as contained elsewhere in this document. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future or that any conclusion reached herein will necessarily be indicative of actual operating results in the future. Such discussion represents only the best present assessment of management of the Company.


Caution Regarding Froward-Looking Information

This Registration Statement contains certain forward-looking statements and information relating to the Company that are based on the beliefs of the Company or its management as well as assumptions made by and information currently available to the Company or its management. When used in this document, the words "anticipate", "believe", "estimate", "expect" and "intend" and similar expressions, as they relate to the Company or its management, are intended to identify forward-looking statements. Such statements reflect the current view of the Company regarding future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties noted. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or intended. In each instance, the forward-looking information should be considered in light of the accompanying meaningful cautionary statements herein.

General Background

Omni Doors, Inc. (the Company) was incorporated in July 1985 under the laws of the State of Florida. The Company is a distributor and assembler of industrial doors and frames in the South Florida region of the United States. Effective October 1, 1997, in anticipation of filing a Form SB-2 Registration Statement under the Securities Act of 1933, the Company effected a 114,000 for 1 forward stock split. This action increased the issued and outstanding shares of Common Stock from 100 to 11,400,000 as of the effective date.

The Company's sales levels generally follow the commercial construction market and activity level in the South Florida region. Therefore, its operations are subject to economic and other influences affecting the southeastern portion of the United States. Management does not anticipate any significant changes in the Company's future sales volume for 1998. Additionally, the Company's activities historically have not been, and in the near term are not expected to be, materially affected by inflation or changing prices in general.

Period ended September 30, 1997 compared to period ended September 30, 1996

Net sales decreased by approximately $2,000 to approximately $128,000 for the three months ended September 30, 1997 as compared to approximately $130,000 for the comparable period ended September 30, 1996. The minor decline represents the natural fluctuations and competitive nature of the construction industry in South Florida. Additionally, due to pricing pressures from both the Company's supplier and customers, the Company experienced increased cost of sales of approximately $9,000 from approximately $97,000 for the three months ended September 30, 1996 to approximately $106,000 for the same period ended September 30, 1997. These monetary pressures, and the related increased cost of sales, caused an approximate 8.3 percentage point change in the Company's gross margin from approximately 25.6% in the first fiscal quarter of 1996 compared to approximately 17.3% for the first fiscal quarter of 1997.

Due to management's monitoring, operating expenses declined by approximately $8,700 to approximately $27,300 for the first fiscal quarter of 1997 as compared to approximately $36,000 for the first fiscal quarter of 1996. The Company experienced a net loss of approximately $5,200 for the period ended September 30, 1997 as compared to a net loss of approximately $2,900 for the same period in 1996. This increase in the net loss between comparable periods is related to various cost, customer demand and construction volume pressures experienced in the South Florida region.

The Company is of the opinion that it maintains a quality reputation for both product and service within its South Florida operating region and that its prospects for future business remain favorable. While the economic and pricing pressures and/or fluctuations are not unexpected nor unusual, management constantly monitors its costs, sales volume and the construction activity within the Company's operating region to mitigate these losses.

Capital Resources

The Company does not currently have any material commitments for capital expenditures and does not anticipate any in the foreseeable future.

Liquidity

The Company currently meets its operating requirements through daily operations and its parent company has affirmed its intent to fund any cash and/or working capital deficiencies should they occur. Management also is of the opinion that either future bank financing or equity placements may be available to provide liquidity in future periods. However, there is no assurance that such financing or equity placements will be available at amounts or rates favorable to the Company.



Fiscal Year ended June 30, 1997 compared to Fiscal Year ended June 30, 1996


Results of Operations

Net sales approximated $536,000 for the fiscal year ended June 30,1997 as compared to approximately $468,000 for the fiscal year ended June 30, 1996. In September of 1996, a Metropolitan Dade County Product Control Notice of Acceptance was received which permitted the Company to sell an approved exterior door in Dade County, Florida. Because of stringent new building codes enacted in Dade County, Florida after Hurricane Andrew, certain building materials are required to be approved by county officials before they can be utilized. The acceptance of one of the Company's products allowed sales of this product within Dade County, Florida and, along with the overall strong commercial building climate in the South Florida area, led to the approximately 15% increase in sales.

This Company generated an operating loss of approximately $760 for the fiscal year ended June 30, 1997. During Fiscal 1997 the Company was able to obtain a slight increase in average sales prices relative to any cost increases which led to a reduction in the cost of goods sold as a percentage of sales from 80.3% to 79.6% for the years ended June 30, 1996 and 1997, respectively. Selling and general and administrative expenses as a percentage of sales for the Company were relatively consistent with the prior year.

Other Comments

The Company's sales levels generally follow trends in the commercial construction market and the activity level for new construction in the South Florida region. Therefore, the Company's operations are subject to economic conditions and other influences affecting the southeastern part of the United States. The Company's marketing efforts are directed to general contractors in the South Florida region who might desire to avail themselves of the Company's services. Additionally, the Company's activities historically have not been , and in the near term are not expected to be, materially affected by inflation or changing prices in general.

Year 2000 Concerns

The Company's manufacturing process is not reliant upon or contingent upon any software or other equipment which is dependent on "system dating". Further, the Company utilizes readily available personal computer commercial software for its accounting and financial reporting processes. It is anticipated that the cost of conversion to updated versions of the commercial accounting software will be nominal and have no significant impact on the operations of the Company.


                                    BUSINESS


OmniDoors, Inc. was incorporated in the State of Florida in 1985 as a wholly-owned subsidiary of Millennia, Inc., a publicly owned corporation whose stock is listed on the American Stock Exchange. The Company is still a small business which has not grown rapidly in sales volume and has not yet achieved a record of profitable operations. The Company's business is the assembly and distribution of industrial doors and frames in the South Florida region. It offers its products and services to building contractors who construct projects such as hotels and motels, self storage facilities and various other construction projects which require industrial doors. Once assembled, the doors are either delivered to the construction site or picked up by the contractor at the Company's warehouse in Pembroke Park, Florida.

Customers. None of the Company's customers (approximately 30 in number) accounts for over 10% of the Company's total sales. However, two customers (whose total purchases were less than 10% of the Company's annual sales) were responsible for approximately 39% of the Company's accounts receivable at June 30,1997. Subsequently these two customers paid their accounts in full and no single customer at September 30,1997 represents more than 10% of the Company's total accounts receivable. Since the Company's products are used in the construction of commercial buildings, it can file a materialman's lien against customers and their projects if they do not pay for the materials and products which the Company has installed in those building projects, thus lessening the risk of not being paid for its service and products. The Company anticipates that the demand for its products and services is such that, in the future, it will not be dependent on a single customer for any significant part of its sales.

Raw Materials. The Company is an authorized distributor for Republic Builders Products Co. ("Republic"), a large manufacturer which is well known in the industry for the quality of its products. The Company purchases the majority of its unassembled doors from Republic, which is not affiliated in any way with the Company. These unassembled doors, along with the other materials and supplies used by the Company, are readily available from its suppliers. While the Company has not experienced, and does not anticipate that it will experience, any disruption in its relationship with its primary vendor, any interruption might have a material effect on the financial stability of the Company. The Company's assembly operation, which is generally limited to attaching certain fittings to the doors, does not require specialized equipment and the equipment that is used is readily available from multiple sources.

Employees. As of December 30, 1997, the Company had three full-time employees. None of the employees is represented by a labor union. The Company believes that its relations with its employees is satisfactory.

Competition. The Company's industry is highly competitive. There are other industrial door distributors which compete with the Company in its trade area which are larger, better capitalized and have greater sales volume and financial and human resources. The Company depends for success on its ability to provide quality service to its customers at competitive prices in order to remain competitive.

Properties. The Company assembles its doors, and distributes them from, its warehouse/office facility located in Pembroke Park, Florida. This facility, which contains approximately 4800 square feet, is leased under an operating lease agreement which expires in 1999. This lease contains an annual lease payment escalation clause whereby the monthly rent increases by the greater of six percent per year or the actual increase in the published consumer price index. Rent expense under this agreement for the fiscal years ended June 30, 1996 and 1997 was $31,632 and $33,530, respectively. For the fiscal year ending June 30, 1998 the rent expense should approximate $35,500.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


The directors and executive officers of the Company are as follows:

         NAME                    AGE            POSITION

   Kevin B. Halter               62         Chairman of the Board, President and
                                            Chief Executive Officer

   Kevin B, Halter, Jr.          36         Secretary and Director

   James Smith                   66         Director

   Quentin Gomez                 34         Manager of  Sales


Kevin B. Halter has served as Chairman of the Board, President and Chief Executive Officer of the Company since May 1994. Mr. Halter has also served as President, Chairman of the Board, Chief Executive Officer and a director of Millennia, Inc., the Company's parent, since June 1994. Mr. Halter has served as Chairman of the Board of Digital Communications Technology Corporation ("DCT") since June 1994. From January 1994 until June 1994, he served as Vice Chairman of the Board of DCT and the Parent. In addition, Mr. Halter has served as Chairman of the Board and Chief Executive Officer of Halter Capital Corporation, a privately-held investment and consulting company, since 1987. Kevin B. Halter is the father of Kevin B. Halter, Jr.

Kevin B. Halter, Jr. has served as Secretary and a director of the Company since February 1994. Mr. Halter has also served as Vice President, Secretary and a director of Millennia, Inc., the Company's parent, since January 1994. He has served as Vice President, Secretary and a director of DCT since January 1994. In addition, Mr. Halter also serves as Vice President and Secretary of Halter Capital Corporation. He is the President of Securities Transfer Corporation, a registered stock transfer company, a position which he has held since 1987. Kevin B. Halter, Jr. is the son of Kevin B. Halter.

James Smith has served as a director of the Company since September 1997. He has also served as a director of Millennia, Inc. and Digital Communications Technology Corporation since March 1995. Mr. Smith has served as President of Pension Analysis Bureau, Inc., a consulting firm specializing in the administration of company retirement and profit sharing plans, since 1993. Mr. Smith served as Vice President of Pension Analysis Bureau, Inc. from 1988 to 1992.

Quentin Gomez has served as Manager of Sales for the Company since February 1990. Previously he was Assistant Manager of Steel Doors and Frames for L.P. International Company.



EXECUTIVE COMPENSATION

None of the officers and directors of the Company were compensated in any way for their service to the Company during the fiscal years ended June 30,1996 and 1997, except Mr. Gomez who was paid a salary of $35,000 in each of the fiscal years ended June 30, 1996 and 1997. In addition, the Company paid management fees of $4,800 to Millennia, Inc. for each of the fiscal years ended June 30, 1997 and 1996. No individual has had or currently has an employment contract with the Company.

             SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information as of December 30, 1997 with regard to the beneficial ownership of the Common Stock by (i) each person known to the Company to be the beneficial owner of 5% or more of its outstanding shares; (ii) by the officers and directors of the Company individually and (iii) by the officers and directors as a group.


   Name and Address of Beneficial Owner             Amount Owned         Percent

       Millennia, Inc.                              11,400,000 (1)          100%
       16910 Dallas Parkway, Suite 100              10,830,000 (2)           95%
       Dallas, Texas 75248

       Kevin B. Halter                              none                     0

       Kevin B. Halter, Jr.                         none                     0

      James Smith                                   none                     0

      Quentin Gomez                                 none                     0

      All Officers and Directors as a Group         none                     0

(1) pre distribution
(2) post distribution

                              CERTAIN TRANSACTIONS


As in previous years, during fiscal year 1996 the Parent made advances to the Company for working capital and made various payments on behalf of the Company. These advances were unsecured, non-interest bearing and repayable upon demand. During fiscal year 1996, the Parent forgave $172,463 in advances and this balance was reclassified to contributed capital The Company paid the Parent $4800 as management fees for accounting services, payroll processing, mailing expenses and general administrative services for each of the fiscal years ended June 30, 1996 and 1997.

In April 1995, the Company purchased a truck and borrowed the price from the Parent, issuing its promissory note in the amount of $19,504 to represent this debt. This note bears interest at the rate of 9.5% and is payable in monthly installments of approximately $406 plus accrued interest, with the final payment being due in April 1999. This note is secured by a lien on the truck The Company has no policies regarding transactions with affiliated parties , although it is unlikely that there will be any transactions other than the management and financial assistance which the Company receives from the Parent, because none of the affiliates are likely to purchase any garage doors.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Richard Braucher, attorney at law.

EXPERTS

The financial statements of the Company for the fiscal year ended June 30, 1996 included herein have been audited by S.W. Hatfield + Associates, certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report. The financial statements of the Company for the fiscal year ended June 30, 1997 included herein have been audited by Hein + Associates LLP., certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm in giving said report.

ADDITIONAL INFORMATION

Upon completion of this offering, the Company will be subject to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and in accordance therewith will file periodic reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.C., Washington, D.C. 20549, and at the regional offices of the Commission located at 75 Park Place, 14th Floor, New York, New York, 10007, and Suite 1400, Northwestern Atrium Center, 500 West Madison St., Chicago, Illinois 60661. Copies of such material may be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.C., Washington, D.C., 20549.The Commission maintains a Web site that contains reports. proxy and information statements and other information regarding issuers that file with the Commission electronically like the Company all of which can be accessed over the internet at http://www.sec.gov.


The Company has filed with the Commission a Registration Statement on Form SB-2 under the Securities Act of 1933, as amended, with respect to the Common Stock covered by this Prospectus. For further information about the Company and the Common Stock, reference is made to the Registration Statement and to the financial statements and exhibits filed as a part thereof, copies of which can be inspected and made at the addresses referenced above. Statements contained in the Prospectus as to the contents of any contract or any other document are not necessarily complete and in each instance reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.



CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING  AND FINANCIAL DISCLOSURE

The accounting firm of S.W. Hatfield + Associates, C.P.A., the independent auditors for the Company, was dismissed effective as of December 6, 1996. During the fiscal year which ended June 30, 1996 and the interim period subsequent thereto, there have been no disagreements with S.W. Hatfield + Associates, C.P.A., on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or any reportable events. The report of S.W. Hatfield + Associates, C.P.A., on the financial statements for the fiscal year ended June 30, 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The Company engaged the accounting firm of Hein + Associates LLP as independent auditors for the Company, effective as of December 6, 1996. During the fiscal year ended June 30, 1997, there have been no disagreements with Hein + Associates LLP. on any matter of accounting principles or practices, financial statement disclosures, auditing scope or procedure or any reportable events. The report of Hein+Associates LLP on the financial statements for the fiscal year ended June 30, 1997 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.



Disclosure  of  Commission   Position  on  Indemnification  for  Securities  Act
Liabilities

The Company's bylaws provide that the Company will indemnify its directors and officers to the full extent authorized or permitted under Texas law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person in connection with the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                          INDEX TO FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----
For the quarters ended September 30, 1997 and 1996 (unaudited)

Balance Sheets as of September 30, 1997 and June 30, 1997                    F-2

Statement of Operations
   for the three months ended September 30, 1997 and 1996                    F-3

Statement of Cash Flows
   for the three months ended September 30, 1997 and 1996                    F-4

Notes to Financial Statements                                                F-5

For the years ended June 30, 1997 and 1996

Independent Auditor's Report                                                 F-8

Report of Independent Certified Public Accountants                           F-9

Balance Sheet as of June 30, 1997                                           F-10

Statement of Operations
   for the years ended June 30, 1997 and 1996                               F-11

Statement of Changes in Shareholder's Equity
   for the years ended June 30, 1997 and 1996                               F-12

Statement of Cash Flows
   for the years ended June 30, 1997 and 1996                               F-13

Notes to Financial Statements                                               F-14



                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                                 Balance Sheets
                      September 30, 1997 and June 30, 1997


                                                                                 (Unaudited)   (Audited)
                                                                                 September 30,  June 30,
                                                                                 1997            1997
                                                                                 ---------     ---------
                                                          ASSETS
Current assets
   Cash and cash equivalents                                                      $  52,167    $  40,367
   Accounts receivable - trade, net of allowance for
       doubtful accounts of approximately $25,000, respectively                      55,261       69,483
   Inventory                                                                        113,631      106,440
   Prepaid expenses and other                                                         5,600          583
                                                                                  ---------    ---------
       Total current assets                                                         226,659      216,873
                                                                                  ---------    ---------

Property and equipment
   Vehicle                                                                           19,635       19,635
   Machinery and equipment                                                           13,707       13,034
   Leasehold improvements                                                             4,193        4,193
                                                                                  ---------    ---------
                                                                                     37,535       36,862
   Accumulated depreciation                                                         (26,645)     (25,432)
                                                                                  ---------    ---------
       Net property and equipment                                                    10,890       11,430
                                                                                  ---------    ---------

Other assets                                                                          6,107        6,107
                                                                                  ---------    ---------

Total Assets                                                                      $ 243,656    $ 234,410
                                                                                  =========    =========


                                           LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities
   Accounts payable                                                               $  53,248    $  33,673
   Accrued liabilities                                                                6,695       10,558
   Current maturities of note payable to parent company                               4,876        4,876
                                                                                  ---------    ---------
       Total current liabilities                                                     64,819       49,107
                                                                                  ---------    ---------

Long-term liabilities
   Note payable to parent company, net of current maturities                          2,844        4,063
                                                                                  ---------    ---------

Contingencies and commitments

Shareholder's equity
   Common stock - no par value.  25,000,000 shares authorized.
       11,400,000 issued and outstanding                                             55,767       55,767
   Contributed capital                                                              172,463      172,463
   Accumulated deficit                                                              (52,237)     (46,990)
                                                                                  ---------    ---------
       Total shareholder's equity                                                   175,993      181,240
                                                                                  ---------    ---------

Total Liabilities and Shareholder's Equity                                        $ 243,656    $ 234,410
                                                                                  =========    =========


The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             Statement of Operations
                 Three months ended September 30, 1997 and 1996

                                   (Unaudited)

                                                        1997            1996
                                                  ------------    ------------

Net sales                                         $    128,121    $    130,165

Cost of goods sold                                     105,849          96,831
                                                  ------------    ------------

Gross Profit                                            22,272          33,334
                                                  ------------    ------------

Operating expenses
   Selling                                              12,991          11,669
   General and administrative                           13,108          23,125
   Depreciation                                          1,213           1,213
                                                  ------------    ------------
       Total operating expenses                         27,312          36,007
                                                  ------------    ------------

Loss from operations                                    (5,040)         (2,673)

Interest expense to parent company                        (207)           (216)
                                                  ------------    ------------

Loss before income taxes                                (5,247)         (2,889)

Income tax provision                                        --              --
                                                  ------------    ------------

Net Loss                                          $     (5,247)   $     (2,889)
                                                  ============    ============

Loss per weighted-average share
   of common stock outstanding                             nil             nil

Weighted-average number of shares of
    common stock outstanding                        11,400,000      11,400,000
                                                  ============    ============



The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                             F-3

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                             Statement of Cash Flows
                 Three months ended September 30, 1997 and 1996

                                   (Unaudited)

                                                            1997        1996
                                                          --------    --------
Cash flows from operating activities
   Net loss for the period                                $ (5,247)   $ (2,889)
   Adjustments to reconcile net income to
     net cash used in operating activities
       Depreciation and amortization                         1,213       1,213
       Provision for bad debts                                --         9,900
       (Increase) decrease in:
         Accounts receivable                                14,222     (15,883)
         Inventory                                          (7,191)      6,572
         Prepaid expenses and other                         (5,017)     (1,908)
       Increase (decrease)  in:
         Accounts payable and accrued liabilities           15,712      (9,199)
                                                          --------    --------

Net cash used in operating activities                       13,692     (12,194)
                                                          --------    --------

Cash flows from investing activities
   Cash paid to acquire furniture and equipment               (673)       --
                                                          --------    --------

Net cash used in investing activities                         (673)       --
                                                          --------    --------

Cash flows from financing activities
   Principal payments on note payable to parent company     (1,219)     (1,220)
                                                          --------    --------

Net cash provided by financing activities                   (1,219)     (1,220)
                                                          --------    --------

Increase in cash                                            11,800     (13,414)

Cash and cash equivalents at beginning of period            40,367      33,836
                                                          --------    --------

Cash and cash equivalents at end of period                $ 52,167    $ 20,422
                                                          ========    ========

Supplemental disclosures of
   interest and income taxes paid
     Interest paid during the period                      $    207    $    216
                                                          ========    ========
     Income taxes paid during the period                  $   --      $   --
                                                          ========    ========


The accompanying notes are an integral part of these financial statements. The financial information presented herein has been prepared by management without audit by independent certified public accountants.
                                                                             F-4

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                          Notes to Financial Statements
                               September 30, 1997


Note 1 - Organization and Description of Business

Omni Doors, Inc. (the Company) was incorporated on July 19, 1985 as a wholly-owned subsidiary of Millennia, Inc. (The Parent) under the laws of the State of Florida. The Company assembles and distributes industrial metal doors in the South Florida region of the United States.

During interim periods, the Company follows the accounting policies set forth in its audited financial statements contained elsewhere within this Registration Statement filed on Form SB-2 with the Securities and Exchange Commission. The June 30, 1997 consolidated balance sheet data was derived from audited financial statements of the Company, but does not include all disclosures required by generally accepted accounting principles. Users of financial information provided for interim periods should refer to the annual financial information and footnotes contained within this document when reviewing the interim financial results presented herein.

In the opinion of management, the accompanying interim unaudited financial statements have been prepared in accordance with the instructions for Form SB-2 and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results which ultimately will be reported for the full fiscal year ending June 30, 1998.

The costs of the Company's products are subject, from time-to-time, to inflationary pressures and commodity price fluctuations. In addition, the Company from time-to-time experiences increases in costs of materials and labor, as well as other manufacturing and operating expenses. The Company's ability to pass along such increased costs through increased prices is contingent upon various economic and competitive pressures. The Company attempts to minimize any effects of inflation on its operations by monitoring and controlling costs and effecting price increases where and as possible.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is dependent upon its parent company for nominal working capital support. The parent company intends to continue providing the necessary working capital support for foreseeable future periods.


Note 2 - Summary of Significant Accounting Policies

1.   Cash and Cash Equivalents

     For purposes of reporting cash flows, the Company considers all cash on hand and in banks, certificates of deposit and other highly liquid debt instruments with a maturity of three months or less at the date of purchase to be cash and cash equivalents.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    Notes to Financial Statements - Continued
                               September 30, 1997


Note 2 - Summary of Significant Accounting Policies - Continued

2.   Accounts Receivable, Credit Risk and Revenue Recognition

The Company recognizes revenue at the time products are shipped to the Company's customers.

     In the normal course of business, the Company extends unsecured credit to virtually all of its customers, which are principally located in the South Florida region of the United States. As the Company's products are used principally in real property construction, the Company has the right to file materialman's liens against its customers and/or the respective construction project where the Company's materials are installed in order to collateralize trade accounts receivable under the pertinent portions of the Uniform Commercial Code and under the State of Florida laws. Because of the credit risk involved, management has provided an allowance for doubtful accounts which reflects its opinion of amounts which will eventually become uncollectible. In the event of complete non-performance by entities owing the Company, the maximum exposure to the Company is the outstanding accounts receivable balance at the date of non-performance.

3.   Inventory

     Inventory consists of purchased doors, related door parts and other supplies and raw materials necessary to assemble commercial metal doors for resale. These items are accounted for at the lower of cost or market using the first-in, first-out method.

4.   Property and Equipment

     Property and equipment is recorded at its historical cost. Depreciation is provided for in amounts sufficient to relate the asset cost to operations over the estimated useful life (generally five to seven years) using the straight line method for financial reporting purposes.

     Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

     Statement of Financial Accounting Standards No. 121 (SFAS 121), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" was issued in March 1996 and adopted by the Company at its inception. SFAS 121 requires that long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This accounting standard had no impact on the financial statements of the Company for the period ended September 30, 1997.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)
                    Notes to Financial Statements - Continued
                               September 30, 1997


Note 2 - Summary of Significant Accounting Policies - Continued

5.   Income Taxes

     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. The amount of deferred tax assets and liabilities as of September 30, 1997 and June 30, 1997, respectively, are immaterial.

     The Company's operating results are included in the consolidated income tax return of the Company's Parent. The Company calculates income tax expense or benefits based on the applicable Federal and state income tax rates in effect at the end of each operating year as a payable to or receivable from its Parent company.

6.   Net Loss per Share

     Net loss per share is based on the weighted average number of common shares and common stock equivalents outstanding during each respective period. As of September 30, 1997 and 1996 and June 30, 1997 and 1996, respectively, and subsequent thereto, no common stock equivalents existed.


Note 3 - Inventory

     Inventory consists of the following components as of September 30, 1997 and June 30, 1997, respectively:

                                                        September 30,  June 30,
                                                            1997          1997
                                                          --------     --------
         Finished goods and purchased product             $ 96,585     $ 99,777
         Raw materials and supplies                         17,046        6,663
                                                          --------     --------
                                                          $113,631     $106,440
                                                          ========     ========

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors and Stockholder
Omni Doors, Inc.


We have audited the accompanying balance sheet of Omni Doors, Inc. ( a wholly-owned subsidiary of Millennia, Inc.) as of June 30, 1997, and the related statements of operations, changes in stockholder's equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Doors, Inc. as of June 30, 1997, and the results of its operations, and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Hein + Associates, LLP
---------------------------
HEIN + ASSOCIATES, LLP

Dallas, Texas
August 8, 1997, except as to Note 8,
   which is dated October 1, 1997

S. W. HATFIELD + ASSOCIATES
certified public accountants





               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

Board of Directors and Stockholder
Omni Doors, Inc.

We have audited the accompanying statement of operations, consolidated statement of changes in stockholder's equity and statement of cash flows of Omni Doors, Inc. (a Florida corporation and a wholly-owned subsidiary of Millennia, Inc.) for the year ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations of Omni Doors, Inc. and its cash flows for the year ended June 30, 1996, in conformity with generally accepted accounting principles.


                                                 /s/ S. W. Hatfield + Associates
                                                 -------------------------------
                                                     S. W. HATFIELD + ASSOCIATES
Dallas, Texas
August 6, 1996




           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                  214-342-9601 (fax) o SWHCPA@aol.com (e-mail)



                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                                  BALANCE SHEET
                                  JUNE 30, 1997

                                     ASSETS
                                     -----

CURRENT ASSETS:
   Cash in bank                                                                        $  40,367
   Trade accounts receivable, net of allowance for doubtful accounts of $25,000           69,483
   Inventory                                                                             106,440
   Prepaid expenses and other                                                                583
                                                                                       ---------
                 Total current assets                                                    216,873

PROPERTY AND EQUIPMENT:
   Vehicle                                                                                19,635
   Machinery and equipment                                                                13,034
   Leasehold improvements                                                                  4,193
                                                                                       ---------
                                                                                          36,862
   Accumulated depreciation                                                              (25,432)
                                                                                       ---------
                 Net property and equipment                                               11,430

OTHER ASSETS                                                                               6,107
                                                                                       ---------
TOTAL ASSETS                                                                           $ 234,410
                                                                                       =========

                      LIABILITIES AND STOCKHOLDER'S EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
   Accounts payable                                                                    $  33,673
   Accrued liabilities                                                                    10,558
   Current maturities of note payable to parent company                                    4,876
                                                                                       ---------
                 Total current liabilities                                                49,107

LONG-TERM LIABILITIES -
   Note payable to parent company, net of current maturities                               4,063
                                                                                       ---------
                 Total liabilities                                                        53,170

COMMITMENTS (NOTE 3)

STOCKHOLDER'S EQUITY:
   Common stock - no par value, 25,000,000 shares authorized, 11,400,000 shares
   issued and outstanding                                                                 55,767
   Contributed capital                                                                   172,463
   Accumulated deficit                                                                   (46,990)
                                                                                       ---------
                 Total stockholder's equity                                              181,240
                                                                                       ---------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                                             $ 234,410
                                                                                       =========



See accompanying notes to these financial statements.                       F-10

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                            STATEMENTS OF OPERATIONS


                                                          YEARS ENDED JUNE 30,
                                                          --------------------
                                                           1997         1996
                                                           ------       ------

NET SALES                                                $ 536,311    $ 467,649

COST OF SALES                                              411,486      374,740
                                                         ---------    ---------

GROSS PROFIT                                               124,825       92,909

OPERATING EXPENSES:
   Selling                                                  54,174       49,667
   General and administrative                               56,248       49,621
   Depreciation                                              4,526        4,851
                                                         ---------    ---------

                 TOTAL OPERATING EXPENSES                  114,948      104,139


INCOME (LOSS) FROM OPERATIONS                                9,877      (11,230)

INTEREST EXPENSE                                            (1,006)      (1,551)
                                                         ---------    ---------

INCOME (LOSS) BEFORE INCOME TAXES                            8,871      (12,781)

INCOME TAX BENEFIT (PROVISION)                              (9,630)       2,430
                                                         ---------    ---------

NET LOSS                                                 $    (759)   $ (10,351)
                                                         =========    =========

NET LOSS PER SHARE                                       $     Nil    $     Nil
                                                         =========    =========









See accompanying notes to these financial statements.
                                                                            F-11


                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                  STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                       YEARS ENDED JUNE 30, 1997 AND 1996


                                                  COMMON STOCK          CONTRIBUTED    ACCUMULATED
                                               ------------------
                                               SHARES       AMOUNT        CAPITAL        DEFICIT      TOTAL
                                              ----------  ----------    -----------   -----------  -----------

Balances at July 1, 1995                      11,400,000   $   55,767   $     --     $  (35,880)   $   19,887

Forgiveness of advances from parent company         --           --        172,463         --         172,463

Net loss for the year                               --           --           --        (10,351)      (10,351)
                                              ----------   ----------   ----------    ----------   ----------

Balances at June 30, 1996                     11,400,000       55,767      172,463      (46,231)      181,999

Net loss for the year                               --           --           --           (759)         (759)
                                              ----------   ----------   ----------    ----------   ----------

Balances at June 30, 1997                     11,400,000   $   55,767   $  172,463   $  (46,990)   $  181,240
                                              ==========   ==========   ==========   ==========    ==========




See accompanying notes to these financial statements.
                                                                            F-12


                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                            STATEMENTS OF CASH FLOWS

                                                                               JUNE 30,

                                                                         1997        1996
                                                                      ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss for the year                                              $    (759)   $ (10,351)
   Adjustments to reconcile net loss to net cash provided (used) by operating activities:
        Depreciation expense                                              4,526        4,851
        Provision for losses on accounts receivable                       9,500        4,136
        (Increase) Decrease in:
           Accounts receivable                                           (7,116)     (27,864)
           Due from parent and other receivables                          2,999       (2,300)
           Inventory                                                       (680)      18,886
           Prepaid expenses and other                                       (18)         334
           Deferred tax asset                                             3,100         (900)
        Increase (Decrease) in:
           Accounts payable                                              (5,577)      12,773
           Accrued liabilities                                            6,203       (2,422)
           Deferred tax liability                                          (770)         770
                                                                      ---------    ---------

   Net cash provided (used) by operating activities                      11,408       (2,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from parent company advances and loans                         --         19,882
   Repayment of parent company advances and loans                        (4,877)     (31,275)
                                                                      ---------    ---------

   Net cash used by financing activities                                 (4,877)     (11,393)
                                                                      ---------    ---------

INCREASE (DECREASE) IN CASH                                               6,531      (13,480)

CASH AND EQUIVALENTS, beginning of year                                  33,836       47,316
                                                                      ---------    ---------

CASH AND EQUIVALENTS, end of year                                     $  40,367    $  33,836
                                                                      =========    =========

SUPPLEMENTAL INFORMATION:
   Interest paid for the period                                       $   1,006    $   1,590
                                                                      =========    =========
   Conversion of advances payable to parent company to
      contributed capital                                             $    --      $ 172,463
                                                                      =========    =========












See accompanying notes to these financial statements.
                                                                            F-13

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES:
----------------------------------------------------------
     Organization and Nature of Operations
     Omni Doors, Inc. (the Company) was incorporated on July 19, 1985 as a wholly-owned subsidiary of Millennia, Inc. (The Parent) under the laws of the State of Florida. The Company assembles and distributes industrial metal doors in the South Florida region of the United States. The Company is dependent upon its Parent company for all necessary working capital financing.

     Use of Estimates
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Cash Equivalents
     The Company considers cash in banks, and certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash equivalents.

     Revenue Recognition
     Revenue is recognized at the time doors are shipped to the Company's customers.

     Inventory
     Inventory consists of purchased doors, related door parts and other supplies and raw materials necessary to assemble commercial metal doors for resale. These items are carried at the lower of cost or market using the first-in, first-out method.

     Property and Equipment
     Property and equipment are recorded at historical cost. These costs are depreciated over the estimated useful lives, generally five to seven years, of the individual assets using the straight-line method.

     Expenditures for repairs and maintenance are charged to expense as incurred. Renewals and betterments which extend the economic life of the respective asset are capitalized. Gains and losses from disposition of property and equipment are recognized as incurred and are included in operations.

     Income Taxes
     Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due, if any, plus net deferred taxes related primarily to differences between the bases of assets and liabilities for financial and income tax reporting. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets include recognition of operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. Valuation allowances are recognized to limit recognition of deferred tax assets where appropriate. The amount of deferred tax assets and liabilities as of June 30, 1997 are immaterial.

     The Company's operating results are included in the consolidated income tax return of the Company's Parent. The Company calculates income tax expense or benefits based on the applicable Federal and state income tax rates in effect at the end of each operating year as a payable to or receivable from its Parent company.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


     Net Loss per Share
     Net loss per share is based on the weighted average number of common shares and equivalents outstanding during the period. For the years ended June 30, 1997 and 1996 the weighted average shares were 100 and there were no common share equivalents.


NOTE 2 - INVENTORY
------------------
     Inventory consists of the following components as of June 30, 1997:


                                                          1997
                                                       ----------
Finished goods and purchased product                   $   99,777
Raw materials and supplies                                  6,663
                                                       ----------
                                                       $  106,440
                                                       ==========

NOTE 3 - COMMITMENTS
---------------------
     The Company leases office and warehouse facilities under an operating lease agreement. The lease expires in 1999 and contains an annual lease payment escalation clause whereby the base monthly rental increases by the greater of 6.0% per year or the actual increase in the published consumer price index. Rent expense under this lease agreement for the years ended June 30, 1997 and 1996 was $33,530 and $31,632, respectively.

     Aggregate future non-cancelable rental payments under this agreement are as follows:


                                         Year ending
                                          June 30,     Amount
                                         ----------  ---------
                                           1998      $   35,500
                                           1999          24,600
                                           Total     $   60,100
                                                     ==========


NOTE 4 - RELATED PARTY TRANSACTIONS
-----------------------------------
     The Company's Parent has made advances to the Company and has made various payments on the Company's behalf. These advances were unsecured, non-interest bearing and repayable upon demand. During fiscal year 1996, the Company's Parent forgave $172,463 in advances and this balance was reclassified to contributed capital.

     In April 1995, the Company executed a $19,504 note payable to its Parent for the purchase of a truck. The note bears interest at 9.5% and is payable in monthly installments of approximately $406 plus accrued interest. The final payment is due in April 1999 and is collateralized by the related truck.

                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 4 - RELATED PARTY TRANSACTIONS-CONTINUED
---------------------------------------------

     Future maturities of the note payable are as follows:


                                                   Year ending
                                                    June 30,        Amount
                                                   -----------   -----------
                                                     1998        $  4,876
                                                     1999           4,063
                                                                 --------
                                                     Total       $  8,939
                                                                 ========

     The Company paid its Parent $4,800 for management fees for each of the years ended June 30, 1997, and 1996.


NOTE 5 - EMPLOYEE STOCK OWNERSHIP PLAN
--------------------------------------
     The Parent's Employee Stock Ownership Plan (ESOP) provided retirement benefits to substantially all the Company's employees. The ESOP, which was terminated effective July 1, 1996, was a qualified employee benefit plan exempt from taxation under the Internal Revenue Code of 1986, as amended. The Company's Parent established the Company's discretionary contribution to the plan on an annual basis. No contribution was made by the Company since 1994.

     The Parent notified all participants of the ESOP termination and began distribution of the shares during fiscal year 1997.

NOTE 6 - CONCENTRATIONS OF CREDIT RISK
--------------------------------------
     In the normal course of business, the Company extends unsecured credit to virtually all of its customers which are located principally in the South Florida region of the United States. As the Company's products are used principally in real property construction, the Company has the right to file materialman's liens against its customers and/or the respective project where the Company's materials are installed to collateralize its accounts receivable under the pertinent provisions of the Uniform
     Commercial Code and under the State of Florida laws. Two customers accounted for 39% of the Company's accounts receivable at June 30, 1997.

     Because of the credit risk involved, management has provided an allowance for doubtful accounts that reflects its opinion of amounts which will eventually become uncollectible.


                                OMNI DOORS, INC.
                 (a wholly-owned subsidiary of Millennia, Inc.)

                         NOTES TO FINANCIAL STATEMENTS


NOTE 7 - INCOME TAXES
---------------------
     The components of income tax expense (benefit) for the years ended June 30,
     1997 and 1996 are as follows:


                                                                                     1997        1996
                                                                                    ------      ------
Federal:
  Current                                                                          $ 6,205    $(1,880)
  Deferred                                                                           3,425        455
                                                                                   -------    -------
                                                                                     9,630     (1,425)
State:
  Current                                                                             --         (420)
  Deferred                                                                            --         (585)
                                                                                   -------    -------

                                                                                      --       (1,005)
                                                                                   -------    -------
Total                                                                              $ 9,630    $(2,430)
                                                                                   =======    =======



     The Company's income tax expense (benefit) for the years ended June 30, 1997 and 1996 differed from the statutory federal rate of 34 percent as follows:


                                                                                    1997        1996
                                                                                   -------    -------

Statutory rate applied to (loss) income before income
 taxes                                                                             $ 3,016    $(3,838)
(Decrease) increase in income taxes resulting from:
  State income taxes                                                                  --         (420)
  Change in income taxes recoverable and estimate of
   valuation allowance                                                               6,100       (130)
  Effect of incremental tax brackets and other                                         514      1,958
                                                                                   -------    -------


Income tax (benefit) expense                                                       $ 9,630     (2,430)
                                                                                   =======    =======


NOTE 8 - STOCKHOLDER'S EQUITY

     On October 1, 1997, the Company's articles of incorporation were amended to increase the authorized shares to 25,000,000. In addition, on that date, the Company increased the number of shares outstanding from 100 to 11,400,000 by means of a forward stock split. These actions have been reflected in the accompanying financial statements as if they had occurred as of the earliest period presented.

No dealer, salesman or any other person has been authorized to give any information or to make any representation other than those contained in this Prospectus in connection with the offering herein contained, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any security other than the registered securities to which it relates, or an offer to or solicitation of any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the facts set forth herein since the date hereof.



TABLE OF CONTENTS                             Page
                                                                                               OMNI DOORS, INC.
Caution Regarding
Forward-Looking Information                    3
Prospectus Summary                             3
The Company                                    4
Risk Factors                                   4                                                 PROSPECTUS
Plan of Distribution                           6
Description of Common Stock                    7
Dividend Policy                                8
Use of Proceeds                                8                                                570,000 Shares of
Management's Discussion and
   Analysis or Plan  of Operation              8
Business                                      10
Properties                                    10                                                  Common Stock
Directors and Executive Officers              11
Security Ownership of Beneficial
     Owners and Management                    12
Certain Transactions                          12
Legal Matters                                 12
Experts                                       12
Additional Information                        13
Changes in and Disagreements with
      Accountants on Accounting
      and Financial Disclosure                13
Disclosure of Commission
    Position on Indemnification
    for Securities Liabilities                13
Index to Financial Statements                 F-1


                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses of the offering, all of which are to be borne by the Company, are as follows:

             SEC Filing Fee                      $1778
             Printing Expense                    $*
             Accounting Fees and Expenses        $*
             Legal Fees and Expenses             $*
             Blue Sky Fees and Expenses          -0-
             TOTAL                               $*
                                                  * To be supplied by amendment.

Item 16.   Exhibits.

           3.1    Articles of Incorporation of the Company *

           3.2    Bylaws of the Company *

           4.1    Specimen Certificate of Common Shares,  no par value

           5.1    Opinion of  Richard  Braucher, Esq.

           8.1    Opinion of  Richard  Braucher, Esq., regarding tax matters

          16.1 Letters from Predecessor Auditor, S.W. Hatfield + Associates, C.P.A.

          23.1    Consent of  S.W. Hatfield + Associates, C.P.A.

          23.2    Consent of  Hein + Associates LLP

          23.3    Consent of  Richard  Braucher, Esq

                  * previously filed



Item 17.   Undertakings.

The undersigned registrant hereby undertakes:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer (herein the "Company") pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel he matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has certifies that it has duly caused this Amendment No. 1 to the Registration Statement on Form SB-2 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Dallas, State of Texas, on the 31st day of December, 1997.



OMNI DOORS, INC.



/s/ Kevin B. Halter                                          December 31, 1997
------------------------------------------------
Kevin B. Halter, Chairman of the Board, President
and Chief Executive Officer



Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed by the persons in the capacities indicated below on December 31, 1997.

 /s/  Kevin B. Halter *
------------------------------------------------------
Kevin B. Halter, Chairman of the Board, President
and Chief Executive Officer
(Principal Executive, Financial and Accounting Officer)

 /s/  Kevin B. Halter, Jr. *
------------------------------------------------------
Kevin B. Halter, Jr., Vice President,
Secretary and Director

 /s/  James Smith  *
------------------------------------------------------
James Smith,  Director


* By:  /s/ Kevin B. Halter
       -----------------------------------------------
           Kevin B. Halter
           Attorney-in-Fact

                                   EXHIBIT 4.1

                                   EXHIBIT 4.1


                        SPECIMEN COMMON STOCK CERTIFICATE


                                 OMNIDOORS, INC.
                             CUSIP NO.______________

                              a Florida corporation
                        Common Stock - Without Par Value


CERTIFICATE NO. ____________________                      _____________ SHARES


This  certifies  that  _______________________________________  is the  owner of
___________________ fully paid and non-assessable shares of the Common Stock (without par value) of OmniDoors, Inc., a Florida corporation, transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent.

In Witness Whereof, the corporation has caused this certificate to be signed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the corporation.

Dated:___________________


/s/ Kevin B. Halter, Jr.                     /s/ Kevin B. Halter
------------------------                     ---------------------------------
    Secretary                                    Chairman of the Board




                                 OmniDoors, Inc.
                                 Corporate Seal


Countersigned:
SECURITIES TRANSFER CORPORATION

By_____________________________________
Transfer Agent & Registrar,  Authorized Signature

                                   EXHIBIT 5.1

                   ( on stationery of Richard Braucher, Esq.)


January    .1998


OmniDoors, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248


Re: Form SB-2 Registration Statement

Gentlemen:

At your request, I have examined the Registration Statement, No 333 - 39629 and Amendment No. 1 thereto, which you have filed with the Securities and Exchange Commission, on Form SB-2 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 570,000 shares of your Common Stock {the "Stock") issuable to shareholders of Millennia, Inc. as a stock dividend declared by that corporation.

In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1.  Articles of Incorporation of the Company, as amended to date;

     2.  Bylaws of the Company, as amended to date;

     3. Certified Resolutions adopted by the Board of the Company authorizing the issuance of the Stock; and

     4.  The Registration Statement, as amended.

I  have  not  undertaken,   nor  do  I  intend  to  undertake,  any  independent
investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records.

Based on the foregoing, it is my opinion that the Stock to be issued, subject to the effectiveness of the Registration Statement and compliance with applicable "blue sky" laws, when issued, will be duly and validly authorized, fully paid and non-assessable.

I express no opinion as to compliance with securities or "blue sky" laws of any state in which the Stock is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the Stock.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Stock described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party; (iii) covers only matters of Texas and federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.


By giving this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of that term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Yours very truly,


Richard Braucher, Esq.

                                   EXHIBIT 8.1

(on the stationery of Richard Braucher, Esq.)
January    ,1998

Millennia, Inc.
16910 Dallas Parkway, Suite 100
Dallas, Texas 75248

Re: Tax Opinion

Gentlemen:

At your request, I have examined the Registration Statement, No. 333 - 39629 and Amendment No. 1 thereto, which has been filed with the Securities and Exchange Commission, on Form SB-2, in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 570,000 shares of the Common Stock of your subsidiary, Millennia Entertainment, Inc., issuable to your shareholders as a stock dividend (the Distribution).You have requested an opinion with regard to federal income tax consequences of the Distribution under the Internal Revenue Code, as amended.

Based on my revenue of the facts as set forth in the Registration Statement with regard to the Distribution and the relevant portions of the Internal Revenue Code and applicable regulations thereunder, it is my opinion that:

(i) Each shareholder of Millennia, Inc. will be considered to have received a taxable distribution in an amount equal to the fair market value on the Record Date of the Common Stock received. Such a taxable distribution would be taxed as a dividend received with respect to the shares of common stock of Millennia, Inc. then owned by the shareholder.

(ii) A shareholder's basis in the Common Stock received in the Distribution will be equal to the fair market value of the Common Stock on the Record Date and the shareholder's holding period will begin on the Record Date. The stockholder's basis of the common stock of Millennia, Inc. will not be affected by the Distribution.

(iii) Millennia, Inc will recognize gain, but not loss, in an amount equal to the difference between the fair market value of the Common Stock distributed and its basis in that stock.

This summary of the federal income tax consequences is for general information only and may not be applicable to certain of Millennia, Inc.'s shareholders such as those who are not citizens or residents of the United States of America or those who are otherwise subject to special treatment under the Internal Revenue Code.

I express no opinion with regard to the applicability and effect of state, local and foreign tax laws.

I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purpose of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the Common Stock described in the Registration Statement in connection with the Distribution. Nothing herein shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

By giving this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement or Prospectus within the meaning of that term "expert" as used in Section 11 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.


Yours very truly,

Richard Braucher, Esq.

                                  EXHIBIT 16.1

S. W. HATFIELD + ASSOCIATES
certified public accountants


                                December 23, 1997




U. S. Securities and Exchange Commission
450 Fifth Street, NW
Washington DC 20549

Gentlemen:

This Firm filed with the U. S. Securities and Exchange Commission, on or about November 4, 1996, a letter, as an exhibit to Form 8-K, stating that the Firm had read and had no disagreement with the statements contained in such Form 8-K of Millennia, Inc. (formerly S. O. I. Industries, Inc.) (SEC File Number 1-12572) and its Subsidiaries, including Omni Doors, Inc, related to the Registrant's change in independent certified public accountants. Accordingly, we have read the comparable statements contained in the Section "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure" contained in Amendment No. 1 to Form SB-2 Under The Securities Act of 1933 of Omni Doors, Inc. and we have no disagreement with the statements contained therein.

Further, as an attachment to this letter, we reissue our original letter of November 4, 1996.

Sincerely,

/s/ S. W. Hatfield + Associates

S. W. Hatfield + Associates



           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                  214-342-9601 (fax) o SWHCPA@aol.com (e-mail)

S. W. HATFIELD + ASSOCIATES
certified public accountants



November 4, 1996


U. S. Securities and Exchange Commission        Board of Directors
459 Fifth Street, NW                            S.O.I. Industries, Inc.
Washington, D.C. 20549                          16910 Dallas Parkway,  Suite 100
                                                Dallas, TX 75248

Gentlemen:

Pursuant to our conversations with management of S. O. I. Industries, Inc. (Company) on October 30, 1996, we provided the Company related to our latest peer review report and its acceptance by the American Institute of Certified Public Accountants, our experience and background qualifications and our Annual Report to the AICPA Division of CPA Firms for the year ended December 31, 1995. It is our understanding from these conversations that the American Stock Exchange (AMEX) informed the Company that the AMEX maintains an unwritten policy of not accepting firms of our size as auditors of its listed companies.

Further, we understand that the AMEX orally informed the Company that our relationship must be terminated and replaced with one using a "larger" independent certified public accounting firm in order for the Company to maintain its listing on the AMEX.

It is our  opinion  that this AMEX  mandate,  based  upon  arbitrary  AMEX staff
positions  and  unpublished   AMEX  rules,   predicated  our  dismissal  as  the
independent accountants for the Company.

We have read the statements made by the Company in its Form 8-K, as of November 1, 1996 and anticipated to be filed on or about November 6, 1996 and have no disagreements with the statements made therein.

Yours truly,


/s/ S. W. Hatfield + Associates

S. W. HATFIELD + ASSOCIATES





           P. O. Box 820392 o Dallas, Texas 75382-0392 o 214-342-9635
        9236 Church Road, Suite 1040 o Dallas, Texas 75231 o 800-244-0639
                  214-342-9601 (fax) o SWHCPA@aol.com (e-mail)

                                  EXHIBIT 23.1

                         INDEPENDENT AUDITOR'S CONSENT
                         -----------------------------




We consent to the use in Amendment No. 1 to the Form SB-2 Registration Statement of Omni Doors, Inc. of our report dated August 8, 1997 accompanying the financial statements of Omni Doors, Inc. contained in such Registration Statement and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.



/s/ Hein + Associates LLP
-------------------------
HEIN + ASSOCIATES LLP
Certified Public Accountants


December 31, 1997
Dallas, Texas

                                  EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We consent to the use in Amendment No. 1 to Form SB-2 Registration Statement under The Securities Act of 1933 of Omni Doors, Inc. (a Florida corporation) of our report dated August 6, 1996 on the statement of operations, changes in stockholders' equity and cash flows of Omni Doors, Inc. for the year ended June 30, 1996, accompanying the financial statements contained in such Amendment No. 1 to Form SB-2 Registration Statement Under The Securities Act of 1933, and to the use of our name and the statements with respect to us as appearing under the heading "Experts".


/s/  S. W. Hatfield + Associates

S. W. HATFIELD + ASSOCIATES

Dallas, Texas
December 30, 1997

                                  EXHIBIT 23.3

                       CONSENT OF ATTORNEY FOR REGISTRANT



The undersigned, as attorney for the registrant, Millennia Entertainment, Inc., hereby consents to the use in Form SB-2 Registration Statement under The Securities Act of 1933, as amended, by OmniDoors, Inc. of the legal opinion and tax opinion rendered by the undersigned and referenced therein and filed as exhibits thereto and the use of his name in said registration statement.




       Dallas, Texas                             /S/ Richard  Braucher
       December 30, 1997                         Richard   Braucher, Esq.